UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

Federal Signal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 8, 2013, Federal Signal Corporation (the “Company”) appointed Ian A. Hudson, 37, as the Company’s Vice President and Corporate Controller effective August 29, 2013. Most recently, beginning in June 2012, Mr. Hudson served as Director of Accounting, Latin America and Asia Pacific, for Groupon, Inc. (NASDAQ: GRPN). From February 2003 to June 2012, Mr. Hudson worked for Ernst & Young, LLP, most recently as Senior Audit Manager in the retail, consumer products and industrial products group. Mr. Hudson is a Certified Public Accountant and earned a bachelor degree in Law and French (joint honors) from the University of Wales, Cardiff in the United Kingdom.

(e) In connection with Mr. Hudson’s appointment, the Company and Mr. Hudson executed an employment offer letter (the “Employment Letter”) setting forth the terms of Mr. Hudson’s employment. The following summary is qualified in its entirety by reference to the full and complete terms of the Employment Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Annual Base Salary: Mr. Hudson will be paid a minimum annual base salary of $220,000. Mr. Hudson will be eligible for a merit-based annual salary increase beginning in March 2014.

Short-Term Incentive Bonus: Mr. Hudson will be provided an opportunity to earn an annual cash incentive bonus under the Company’s short-term incentive bonus program. For 2013, Mr. Hudson’s annual cash incentive bonus target has been set at 40% of his annual base salary with a maximum bonus potential of 80% of his base salary. Any bonus payable to Mr. Hudson for his 2013 service to the Company will be pro-rated to reflect the term of his actual employment with the Company during 2013.

Long-Term Incentive Bonus: On the effective date of his employment, Mr. Hudson will receive an initial grant of performance-based restricted stock units valued at $120,000. During 2014, subject to the approval of the Compensation and Benefits Committee, Mr. Hudson will be eligible to receive an equity award that is targeted at approximately $100,000. This grant will be split evenly between performance-based restricted stock units and stock options.

Other Benefits: Mr. Hudson’s compensation package also includes a signing bonus, a monthly car allowance, eligibility to participate in the Company’s non-qualified Savings Restoration Plan in 2014, and eligibility to participate in the Company’s standard benefit package including group health benefits, 401(k) plan and other benefits.

In accordance with the Instruction to Item 5.02(c) of Form 8-K, the filing of this Form 8-K has been delayed until the date of the public announcement of the events described herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10..1	Employment Letter executed August 1, 2013 between the Company and Mr. Hudson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: August 13, 2013	By:	/s/ Jennifer L. Sherman
Senior Vice President, General Counsel & Chief Administrative Officer